Contact: Victor M. Perez
                                       Tom Green
                                       (713) 780-9926
                                       ir@tricomarine.com



FOR IMMEDIATE RELEASE

TRICO MARINE IS AWARDED LONG-TERM CONTRACTS
FOR TWO NORTH SEA VESSELS

Houston, Texas (May 22, 2000) --  Trico Marine Services, Inc.

(Nasdaq:TMAR) announced today that it has been awarded long-term contracts for two of its large 276-foot North Sea platform supply vessels beginning at the end of the second quarter.  The two contracts are expected to contribute combined revenues of approximately $22 million over the course of their terms.

     A two-year contract calls for the NORTHERN RIVER to conduct fiber optic cable laying and trenching operations worldwide.  The NORTHERN

GAMBLER will perform marine oilfield support services in the North Sea under a three-year contract.

     "We are pleased to see positive signs of increased vessel demand in the North Sea," said Thomas E. Fairley, President and Chief Executive

Officer.  "Additionally, the contract for the NORTHERN RIVER is in line with our goal to offer a wider range of marine-based services."

     Trico Marine's premium North Sea fleet includes both large platform supply vessels and multi-purpose anchor handling, towing and supply vessels.

     TRICO MARINE PROVIDES MARINE SUPPORT SERVICES TO THE OIL AND GAS INDUSTRY, PRIMARILY IN THE GULF OF MEXICO, THE NORTH SEA AND LATIN AMERICA. THE SERVICES PROVIDED BY THE COMPANY'S DIVERSIFIED FLEET OF VESSELS INCLUDE THE MARINE TRANSPORTATION OF DRILLING MATERIALS, SUPPLIES AND CREWS AND SUPPORT FOR OFFSHORE WELL SERVICING, CONSTRUCTION, INSTALLATION AND MAINTENANCE OF OFFSHORE FACILITIES.
     CERTAIN STATEMENTS IN THIS PRESS RELEASE THAT ARE NOT HISTORICAL FACT MAY BE "FORWARD LOOKING STATEMENTS." ACTUAL EVENTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN ANY FORWARD-LOOKING STATEMENT. THERE ARE A NUMBER OF IMPORTANT FACTORS INVOLVING RISKS AND UNCERTAINTIES BEYOND THE CONTROL OF THE COMPANY THAT COULD CAUSE ACTUAL EVENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH STATEMENTS. A DESCRIPTION OF RISKS AND UNCERTAINTIES ATTENDANT TO TRICO MARINE SERVICES, INC AND ITS INDUSTRY AND OTHER FACTORS THAT COULD AFFECT THE COMPANY'S FINANCIAL RESULTS ARE INCLUDED IN THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION FILINGS.

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